FORM 8-K

                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                    Date of Report           April 15, 2003


                         FIRST VIRGINIA BANKS, INC.
           (Exact name of registrant as specified in its charter)


             Virginia                  1-6580             54-0497561
  (State or other jurisdiction of   (Commission        (I.R.S. Employer
   incorporation or organization)   file number)    Identification Number)


        6400 Arlington Boulevard
         Falls Church, Virginia                           22042-2336
     (Address of principal executive                      (Zip Code)
                offices)


             Registrant's telephone number, including area code
                               (703) 241-4000


                                Not Applicable
         (Former name or former address, if changed since last report)


The exhibit index as required by item 601(a) of Regulation S-K is included on page 3 of this report.





Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

The following exhibits are filed herewith:

Exhibit No.              Description of Exhibit
----------------------------------------------------------------------------
 99                      Press release dated April 14, 2003 with respect
                         to the corporation's financial results for the quarter ended March 31, 2003


Item 9.  REGULATION FD DISCLOSURE


 The information included in this section is intended to be included in "Item 12. Disclosure of Results of Operations and Financial Condition" and is included under this Item 9 in accordance with SEC Release No. 33-8216.


 On April 14, 2003, First Virginia Banks, Inc. announced financial results for the quarter ending March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.






                                  SIGNATURE


              Pursuant to the requirements of the Securities Exchange
         Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            FIRST VIRGINIA BANKS, INC.
                                            (Registrant)


         April 15, 2003                     /s/ Richard F. Bowman
                                            -----------------------
                                            Richard F. Bowman,
                                            Executive Vice President,
                                            Treasurer and Chief Financial
                                            Officer







                                EXHIBIT INDEX

 Exhibit No.             Description of Exhibit                        Page
 ----------------------------------------------------------------------------

  99             Press release dated April 14, 2003 with respect
                 to the corporation's financial results for the
                 quarter ended March 31, 2003                            4








                                                            Exhibit 99



#2884
April 14, 2003                     CONTACT: Richard F. Bowman
FOR IMMEDIATE RELEASE                       (703) 241-3685


   FIRST VIRGINIA'S FIRST QUARTER EPS INCREASES 12% TO $.66

     First Virginia Banks, Inc. reported a 12% increase in 2003 first quarter earnings per share to $.66 compared to $.59 earned in the 2002 first quarter. The return on average assets increased to 1.68% compared to 1.60% in the prior year's first quarter, and the return on average shareholders' equity increased to 15.23% compared to 14.47% in 2002. Net income for the quarter totaled $46.232 million compared to $42.219 million in 2002's first quarter. All 2002 per-share numbers have been adjusted to reflect the August 16, 2002, three-for-two stock split.
     Barry J. Fitzpatrick, First Virginia's Chairman, President and Chief Executive Officer, said, "I am particularly pleased with our first quarter results given the general weakness in the economy, which was exacerbated by the record snowstorms in our markets and by concerns over the war in Iraq. First Virginia's excellent asset quality and everyday attention to cost control help us produce steady earnings despite the first quarter's traditionally sluggish loan demand." Mr. Fitzpatrick also noted that the proposed affiliation with BB&T Corporation was proceeding on schedule and should occur early in the third quarter. "We have had a very positive reaction from our customers and our employees, and we're enthused about our ability to expand our capabilities in serving the financial needs of our communities," he said.
     Total assets at the end of the quarter hit a new high of $11.246 billion compared to $10.788 billion a year ago. Average loans during the first quarter declined 3% to $6.314 billion compared to $6.506 billion in the prior year's first quarter and were down 2% compared to $6.433 billion in the fourth quarter of 2002. However, the lowest interest rates in years encouraged both consumers and businesses to refinance their existing real estate loans, producing strong demand in that area. Average outstanding real estate loans increased by 19% compared to the prior year's first quarter and were up at an annualized rate of 17% over the fourth quarter. In the current economic climate, businesses have sufficient capacity and liquidity to handle most routine cash needs, so commercial loan demand continues to be weak. Consumer lending was negatively impacted by the severe weather in the corporation's market area during the first quarter and by a spending slowdown reflecting concerns associated with the war in Iraq. As a result, average installment loans declined 9% compared to the prior year's first quarter, with automobile loans down 7%. Home equity loans were down 22% representing refinance activity into longer-term real estate loans.
     Average deposits increased 5% to $9.082 billion compared to the prior year's first quarter of $8.622 billion and were up slightly compared to the fourth quarter. The majority of the growth came in lower cost transaction and savings accounts. Average demand deposit and interest checking accounts increased 10% compared to the prior year's first quarter while money market accounts increased 22%. Average consumer savings accounts also showed moderately strong growth, increasing 7% compared to the prior year. Higher cost certificates of deposit declined 8% during the first quarter compared to the prior year's first quarter. While interest rates were stable during the first quarter, they were at 40-year lows, placing significant downward pressure on First Virginia's net interest margin. Loans and investments made in prior years at higher rates continued to mature and proceeds were reinvested at these lower rates. As a consequence, the yield on earning assets, led by a 125 basis point drop in the yield on the corporation's investment portfolio, declined 105 basis points in the first quarter compared to the prior year's first quarter. The cost of funds, on the other hand, declined 89 basis points and, combined with the decline in the yield on earning assets, lowered the net interest margin to 4.61%.
     First Virginia continues to maintain its record for excellent asset quality. Net charge-offs in the first quarter were $2.285 million or .14% of average loans compared to $2.631 million or .16% of average loans in the first quarter of 2002. Nonperforming assets remained at a record low level, declining to ..20% of outstanding loans or $12.803 million compared to .30% or $19.898 million at the end of the prior year's first quarter. Loans past due 90 days or more declined to $8.842 million or .14% of loans at March 31, 2003, compared to $10.105 million or .16% of loans at December 31, 2002, and $11.249 million or .17% of loans at March 31, 2002. All of these ratios are significantly below national peer group averages. The allowance for loan losses remained unchanged at 1.11%. The provision for loan losses declined during the quarter to $1.122 million compared to $3.517 million in the prior year's first quarter as a consequence of lower net charge-offs, lower nonperforming and delinquent loans as well as a slowdown in new loan demand. The corporation continues to have no exposure to international loans or shared national credits.
     Noninterest income increased 25% compared to the first quarter of 2002. Excluding a $5.806 million pretax gain from the sale of equity securities of a bank acquired by another financial institution, noninterest income increased 7% from the prior year's first quarter. Service charge income from commercial accounts increased 9% and internet banking income rose 30%; however, overall service fee income on deposit accounts increased only 2% as adverse weather negatively impacted consumer activity-based fees. Electronic banking income increased 11%, led by a 29% increase in income from the corporation's CheckCard product. Insurance income declined 6% compared to the prior year's first quarter, the result of a 41% decline in credit insurance fees that were impacted by new regulations effective in late 2002 which dramatically reduced the corporation's ability to sell credit insurance on consumer debt. Commission income from insurance brokerage sales increased 20% during the quarter, confirming the success of the corporation's sales effectiveness of these products. Other miscellaneous income increased 26% due to increases in credit card commissions, mortgage fee income and other miscellaneous categories of income.
     Noninterest expense was virtually unchanged compared to the prior year's first quarter, with total expenses of $85.191 million in 2003 versus $84.755 million in 2002. Excluding a $2.000 million non-tax-deductible investment banking fee paid in connection with the proposed merger with BB&T Corporation, noninterest expense actually declined 2% compared to the prior year, maintaining the corporation's tradition of strong expense control and producing an efficiency ratio of 52.9% versus 53.7% in 2002. Total employment costs increased less than 1% as lower health care costs offset a 125% increase in pension expense to $1.679 million. The corporation's effective tax rate for the first quarter of 2003 increased to 34.8% compared to 33.5% in the prior year's first quarter. This increase was a result of the investment banking fee and state income taxes on the securities gains.
     Total shareholders' equity was $1.167 billion at March 31, 2003, compared to $1.173 billion at March 31, 2002. Net book value per share increased 4% to $17.01 compared to $16.33 at the end of the prior year's first quarter. The corporation's Tier 1 capital leverage ratio was 9.05%, maintaining First Virginia's position as one of the best capitalized banks in the nation. During the first quarter, the corporation repurchased 2,381,150 shares of stock, thus completing the program authorized by the Board of Directors in September 1999. In February, a new repurchase program of 3,000,000 shares was approved, and on March 31, 2003 the corporation had 2,053,400 shares remaining in this program. At the end of the quarter, there were 68.589 million shares of common stock outstanding.
     First Virginia is the largest independent banking company headquartered in Virginia and one of the 50 largest in the United States. There are currently eight banks in the First Virginia group with 297 offices in Virginia, 55 offices in Maryland and 11 offices in East Tennessee. First Virginia also operates a full-service insurance agency, First Virginia Insurance Services, Inc. The corporation's common stock is traded on the New York Stock Exchange under the symbol "FVB." For more information about First Virginia and its products and services, please visit our website at firstvirginia.com.
     Certain statements in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks including, but not limited to, changes in general economic and business conditions, interest-rate fluctuations, competition within and without the banking industry, new products and services in the banking industry, risks inherent in making loans, including repayment risks and fluctuating collateral values, changing trends in customer profiles and changes in laws and regulations applicable to the corporation. Although the corporation believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the corporation will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.


Falls Church, Virginia



CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share data)
(Unaudited)

                                March 31     December 31    March 31
                                  2003          2002          2002
                               -----------   -----------   -----------

ASSETS
Cash and due from banks        $   405,426   $   370,387   $   285,248
Money market investments           101,776       210,339       210,084
                               -----------   -----------   -----------
Total cash and cash equivalents    507,202       580,726       495,332
                               -----------   -----------   -----------
Securities-avail for sale          904,044       925,699     1,426,149
Securities-held to maturity      3,044,607     2,825,013     1,763,626
                               -----------   -----------   -----------
Total securities                 3,948,651     3,750,712     3,189,775
                               -----------   -----------   -----------
Loans, net of unearned income    6,272,838     6,377,866     6,553,729
Allowance for loan losses          (69,850)      (71,013)      (72,823)
                               -----------   -----------   -----------
Net loans                        6,202,988     6,306,853     6,480,906
                               -----------   -----------   -----------
Other earning assets                35,003        36,383        31,768
Premises and equipment             146,276       147,894       152,624
Intangible assets                  188,085       190,279       197,686
Accrued income/other assets        217,791       214,740       240,001
                               -----------   -----------   -----------
  Total assets                 $11,245,996   $11,227,587   $10,788,092
                               ===========   ===========   ===========

LIABILITIES
Deposits
 Noninterest-bearing           $ 2,150,372   $ 2,064,033   $ 1,867,819
 Interest-bearing
    Interest checking            1,897,706     1,878,680     1,716,809
    Money market                 1,482,164     1,468,356     1,272,783
    Savings                      1,168,407     1,126,497     1,095,193
    Consumer cert of deposit     2,177,139     2,206,206     2,354,662
    Large denomination
      cert of deposit              465,178       466,719       483,503
                               -----------   -----------   -----------
  Total deposits                 9,340,966     9,210,491     8,790,769
                               -----------   -----------   -----------
Short-term borrowings              567,898       617,589       638,994
Long-term debt                       8,478        13,488        13,516
Accrued interest/other liab        161,488       147,674       172,141
                               -----------   -----------   -----------
  Total liabilities             10,078,830     9,989,242     9,615,420
                               -----------   -----------   -----------
SHAREHOLDERS' EQUITY
Preferred stock, $10 par               324           381           416
Common stock, $1 par                68,589        70,899        71,777
Capital surplus                          0        19,406        51,470
Retained earnings                1,096,123     1,141,923     1,059,329
Accumulated other
  comprehensive income (loss)        2,130         5,736       (10,320)
                               -----------   -----------   -----------
 Total shareholders' equity      1,167,166     1,238,345     1,172,672
                               -----------   -----------   -----------
 Total liabilities and
    shareholders' equity       $11,245,996   $11,227,587   $10,788,092
                               ===========   ===========   ===========

Common shareholders'
  equity per share             $     17.01   $     17.46   $     16.33



CONSOLIDATED RESULTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                     Three Months Ended
                                           March 31
                                       2003        2002
                                     --------    --------

Interest income                      $141,100    $159,447
Interest expense                       25,373      40,943
                                     --------    --------
Net interest income                   115,727     118,504
Provision for loan losses               1,122       3,517
                                     --------    --------
Net after provision for loan losses   114,605     114,987
                                     --------    --------
Noninterest income
 Service charges on deposit accounts   17,317      16,921
 Electronic banking fees                4,949       4,469
 Trust and asset management fees        3,503       3,367
 Insurance premiums and commissions     2,198       2,342
 Other                                  7,765       6,146
 Securities gains                       5,806           0
                                     --------    --------
 Total noninterest income              41,538      33,245
                                     --------    --------
Noninterest expense
 Salaries and employee benefits        50,709      50,381
 Occupancy                              6,923       7,175
 Equipment                              7,863       8,368
 Amortization of intangibles            2,194       2,262
 Other                                 15,502      16,569
 Merger related expense                 2,000           0
                                     --------    --------
 Total noninterest expense             85,191      84,755
                                     --------    --------
Income before income taxes             70,952      63,477
Provision for income taxes             24,720      21,258
                                     --------    --------
Net income                            $46,232     $42,219
                                     ========    ========


Net income per share of common stock
  Basic                                 $0.66       $0.59
  Diluted                               $0.66       $0.59

Average shares of common stock outstanding
  Basic                                69,919      71,769
  Diluted                              70,405      72,158

Cash dividends declared
  per common share                    $0.2800     $0.2667

PERFORMANCE RATIOS, ANNUALIZED
Return on assets                         1.68 %      1.60 %
Return on equity                        15.23 %     14.47 %
Efficiency ratio                         52.9 %      53.7 %



ASSET QUALITY INDICATORS
(Dollars in thousands)
(Unaudited)

ALLOWANCE FOR LOAN LOSSES

                                          Three Months Ended
                                              March 31
                                           2003      2002
                                         --------  --------
Beginning of period                      $ 71,013  $ 71,937
Provision for losses                        1,122     3,517
                                         --------  --------
Balance before charge-offs                 72,135    75,454
Net charge-offs
  Charge-offs                              (3,324)   (3,572)
  Recoveries                                1,039       941
                                         --------  --------
  Net charge-offs                          (2,285)   (2,631)
                                         --------  --------
End of period                            $ 69,850  $ 72,823
                                         ========  ========


Annualized net charge-offs/Average Loans     0.14 %    0.16 %
Allowance/loans                              1.11 %    1.11 %
Allowance/net charge-offs                    7.64 x    6.92 x
Allowance/Nonperforming loans                6.36 x    4.05 x
Allowance + equity/NPAs                     96.63 x   62.59 x



NONPERFORMING ASSETS


                                              March 31
                                           2003      2002
                                         --------  --------
Nonaccruing loans                        $ 10,482  $ 17,081
Restructured loans                            497       915
Foreclosed real estate                      1,824     1,902
                                         --------  --------
  Total                                  $ 12,803  $ 19,898
                                         ========  ========

Percentage of total loans                    0.20 %    0.30 %


AVERAGE BALANCES AND INTEREST RATES
(Dollars in thousands)
(Unaudited)

                                      Three months ended Mar. 31, 2003
                                      ---------------------------------
                                                      Interest
                                        Average       Income/
                                        Balance       Expense     Rate
                                      -----------   ----------   ------
Earning assets
  Securities
    Available for sale*               $   991,230   $    9,398   3.79 %
    Held to maturity*                   2,343,964       25,894   4.42
  Loans net of unearned income
    Installment                         3,747,437       61,438   6.63
    Real estate                         1,678,406       29,975   7.23
    Commercial and other*                 888,173       13,900   6.33
                                      -----------   ----------
    Total loans                         6,314,016      105,313   6.75
                                      -----------   ----------
  Money market investments                583,568        1,800   1.25
  Other earning assets*                    35,049          441   5.03
                                      -----------   ----------
  Total earning assets                 10,267,827      142,846   5.61
Noninterest-earning assets                762,100   ----------
                                      -----------
  Total assets                        $11,029,927
                                      ===========
Interest-bearing liabilities
  Deposits
    Interest checking                 $ 1,859,292          965   0.21
    Money market                        1,478,669        3,700   1.01
    Savings                             1,143,388          932   0.33
    Certificates of deposit
      Consumer                          2,190,379       15,474   2.87
      Large denomination                  456,995        3,382   3.00
                                      -----------   ----------
      Total                             7,128,723       24,453   1.39
  Short-term borrowings                   577,889          778   0.55
  Long-term debt                            9,928          142   5.73
                                      -----------   ----------
  Total interest-bearing
    liabilities                         7,716,540       25,373   1.33
Noninterest-bearing liabilities
  Demand deposits                       1,953,336
  Other liabilities                       145,986
Preferred shareholders' equity                378
Common shareholders' equity             1,213,687
                                      -----------
  Total liabilities and
    shareholders' equity              $11,029,927
                                      ===========
Net interest income and margin                      $  117,473   4.61 %
                                                    ==========
*Fully taxable-equivalent




                                      Three months ended Mar. 31, 2002
                                      ---------------------------------
                                                      Interest
                                        Average       Income/
                                        Balance       Expense     Rate
                                      -----------   ----------   ------
Earning assets
  Securities
    Available for sale*               $ 1,439,798   $   18,714   5.20 %
    Held to maturity*                   1,533,772       22,028   5.75
  Loans net of unearned income
    Installment                         4,113,205       74,798   7.35
    Real estate                         1,406,085       27,590   7.94
    Commercial and other*                 987,198       16,702   6.85
                                      -----------   ----------
    Total loans                         6,506,488      119,090   7.40
                                      -----------   ----------
  Money market investments                274,466        1,184   1.75
  Other earning assets*                    28,365          418   5.89
                                      -----------   ----------
  Total earning assets                  9,782,889      161,434   6.66
Noninterest-earning assets                801,169   ----------
                                      -----------
  Total assets                        $10,584,058
                                      ===========
Interest-bearing liabilities
  Deposits
    Interest checking                 $ 1,682,658        1,015   0.24
    Money market                        1,212,319        5,390   1.80
    Savings                             1,067,896        1,976   0.75
    Certificates of deposit
      Consumer                          2,393,453       25,406   4.30
      Large denomination                  494,260        5,395   4.43
                                      -----------   ----------
      Total                             6,850,586       39,182   2.32
  Short-term borrowings                   621,918        1,546   1.01
  Long-term debt                           15,323          215   5.62
                                      -----------   ----------
  Total interest-bearing
    liabilities                         7,487,827       40,943   2.22
Noninterest-bearing liabilities
  Demand deposits                       1,771,902
  Other liabilities                       156,904
Preferred shareholders' equity                420
Common shareholders' equity             1,167,005
                                      -----------
  Total liabilities and
    shareholders' equity              $10,584,058
                                      ===========
Net interest income and margin                      $  120,491   4.96 %
                                                    ==========
*Fully taxable-equivalent